EXHIBIT 21

                  Subsidiaries of Bremer Financial Corporation

   Name of Subsidiaries and State or Other Jurisdiction of Incorporation as of
                                 March 12, 1999:

State of Minnesota:

       Bremer Business Finance Corporation
       Bremer Financial Services, Inc.
       Bremer Insurance Agencies, Inc.
       Bremer Services, Inc.
       Bremer Trust, National Association

State of Wisconsin:

       Dunn County Bankshares, Inc., parent of Bremer Bank, National Association
          (Menomonie, WI)
       Bremer Premium Finance Corporation

State of Arizona:

       Bremer First American Life Insurance Company

United States (National Bank Act):

       Bremer Bank, National Association (Alexandria, MN)
       Bremer Bank, National Association (Brainerd, MN)
       Bremer Bank, National Association (Breckenridge, MN)
       Bremer Bank, National Association (Crookston, MN)
       Bremer Bank, National Association (Detroit Lakes, MN)
       Bremer Bank, National Association (Grand Forks, ND)
       Bremer Bank, National Association (International Falls, MN) Bremer Bank, National Association (Marshall, MN)
       Bremer Bank, National Association (Menomonie, WI)
       Bremer Bank, National Association (Minot, ND)
       Bremer Bank, National Association (Moorhead, MN)
       Bremer Bank, National Association (St. Cloud, MN)
       Bremer Bank, National Association (South Saint Paul, MN)
       Bremer Bank, National Association (Willmar, MN)


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